As filed with the Securities and Exchange Commission on July 10, 2000

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                             ----------------------

                           E. W. BLANCH HOLDINGS, INC.
             (Exact name of registrant as specified in its Charter)

           Delaware                                    41-1741779
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


       500 North Akard, Suite 4500
               Dallas, TX                                 75201
(Address of principal executive offices)               (Zip Code)

                            2000 STOCK INCENTIVE PLAN
                         of E. W. BLANCH HOLDINGS, INC.
                            (Full title of the plan)

                                Daniel P. O'Keefe
        Executive Vice President, General Counsel and Corporate Secretary
                           E. W. BLANCH HOLDINGS, INC.
                            500 N. Akard, Suite 4500
                                Dallas, TX 75201
                     (Name and address of agent for service)

                                 (214) 756-7000
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

============================ =================== ======================= ====================== ======================
                                                    Proposed maximum       Proposed maximum
 Title of securities to be      Amount to be       offering price per     aggregate offering          Amount of
      registered (1)             registered            share (2)               price (2)          registration fee
============================ =================== ======================= ====================== ======================
Common Stock                     1,000,000              $20.5625              $20,562,500             $5,428.50
($.01 par value)
============================ =================== ======================= ====================== ======================

(1) This Registration Statement also relates to the Rights to purchase fractional shares of Preferred Stock of the Registrant which are attached to all shares of Common Stock outstanding as of, and issued subsequent to, January 24, 1997 pursuant to the terms of the Registrant's Right Agreement, dated as of January 24, 1997. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates of Common Stock and will be transferred with and only with such Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c), based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on July 3, 2000.

                           E. W. BLANCH HOLDINGS, INC.
                            2000 STOCK INCENTIVE PLAN


Section 1.  Purpose.
-------------------

         The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, consultants and independent contractors, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to provide such persons with opportunities for stock ownership.

Section 2.  Definitions.
-----------------------

         As used in the Plan, the following terms shall have the meanings set forth below:

                  (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and
(ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

                  (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant or Other Stock-Based Award granted under the Plan.

                  (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

                  (d) "Board" shall mean the Board of Directors of the Company.

                  (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

                  (f) "Committee" shall mean the Compensation Committee of the Board or such other committee of Directors designated by the Board to administer the Plan.

                  (g) "Company" shall mean E. W. Blanch Holdings, Inc., a Delaware corporation, and any successor corporation.

                  (h) "Director" shall mean a member of the Board.

                  (i) "Dividend Equivalent" shall mean any right granted under
Section 6(e) of the Plan.

                  (j) "Eligible Person" shall mean any employee, consultant or independent contractor providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person, but shall not include (i) an officer or director of the Company or any Affiliate who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, or any successor rule or regulation, (ii) any "executive officer" of the Company, as defined under the Securities Exchange Act of 1934, as amended, or (iii) any other officer or Director of the Company.

                  (k) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares as of a given date shall be, if the Shares are then traded on the New York Stock Exchange, the average of the high and low sale prices as reported on the New York Stock Exchange on such date or, if the New York Stock Exchange is not open for trading on such date, on the most recent preceding date when it is open for trading.

                  (l) "Option" shall mean an option granted under Section 6(a) of the Plan that shall not be an incentive stock option within the meaning of
Section 422 of the Code or any successor provision, and shall include Reload Options.

                  (m) "Other Stock Grant" shall mean any right granted under
Section 6(f) of the Plan.

                  (n) "Other Stock-Based Award" shall mean any right granted under Section 6(g) of the Plan.

                  (o) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

                  (p) "Performance Award" shall mean any right granted under
Section 6(d) of the Plan.

                  (q) "Person" shall mean any individual, corporation, partnership, association or trust.

                  (r) "Plan" shall mean the E. W. Blanch Holdings, Inc. 2000 Stock Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

                  (s) "Reload Option" shall mean any Option granted under
Section 6(a)(iv) of the Plan.

                  (t) "Restricted Stock" shall mean any Shares granted under
Section 6(c) of the Plan.

                  (u) "Restricted Stock Unit" shall mean any unit granted under
Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

                  (v) "Shares" shall mean shares of Common Stock, par value $.01 per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

                  (w) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

Section 3.  Administration.
--------------------------

                  (a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, promissory notes, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

                  (b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

                  (c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4.  Shares Available for Awards.
---------------------------------------

                  (a) Shares Available. Subject to adjustment as provided in
Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 1,000,000. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares acquired in the open market or otherwise. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of

Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

                  (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

                  (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

Section 5.  Eligibility.
-----------------------

         Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.

Section 6.  Awards.
------------------

                  (a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

                           (i) Exercise Price. The purchase price per Share
purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

                           (ii) Option Term. The term of each Option shall be
fixed by the Committee.

                           (iii) Time and Method of Exercise. The Committee
shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

                           (iv) Reload Options. The Committee may grant Reload
Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee, the Participant would be granted a new Option when the payment of the exercise price of a previously granted option is made by the delivery of Shares owned by the Participant pursuant to Section 6(a)(iii) of the Plan or the relevant provisions of another plan of the Company, and/or when Shares are tendered or withheld as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted option to which such Reload Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload Option relates pursuant to the relevant provisions of the plan or agreement relating to such option. Reload Options may be granted with respect to Options previously granted under the Plan or any other stock option plan of the Company or may be granted in connection with any Option granted under the Plan or any other stock option plan of the Company at the time of such grant; provided, however, that Reload Options may be granted only to Eligible Persons. Such Reload Options shall have a per share exercise price equal to the Fair Market Value of one Share as of the date of grant of the new Option. Any Reload Option shall be subject to availability of sufficient Shares for grant under the Plan.

                  (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

                  (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

                           (i) Restrictions. Shares of Restricted Stock and
Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a waiver by the Participant of the right to vote or to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

                           (ii) Stock Certificates; Delivery of Shares. Any
Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Stock certificates registered in the name of the Participant shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

                           (iii) Forfeiture. Except as otherwise determined by
the Committee, upon a Participant's termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

                  (d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan
(i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

                  (e) Dividend Equivalents. The Committee is hereby authorized to grant to Eligible Persons Dividend Equivalents under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

                  (f) Other Stock Grants. The Committee is hereby authorized, subject to the terms of the Plan and any applicable Award Agreement, to grant to Eligible Persons Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

                  (g) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into

Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

                  (h) General.

                           (i) No Cash Consideration for Awards. Awards shall be
granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

                           (ii) Awards May Be Granted Separately or Together.
Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                           (iii) Forms of Payment under Awards. Subject to the
terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

                           (iv) Limits on Transfer of Awards. No Award (other
than Other Stock Grants) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, transfer Options or designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant (except as otherwise provided in an Award Agreement or amendment thereto relating to an Option pursuant to terms determined by the Committee) or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

                           (v) Term of Awards. The term of each Award shall be
for such period as may be determined by the Committee.

                           (vi) Restrictions; Securities Exchange Listing. All
Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be affixed to reflect such restrictions. If any securities of the Company are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7.  Amendment and Termination; Adjustments.
--------------------------------------------------

                  (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time.

                  (b) Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in the Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

                  (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.  Income Tax Withholding; Tax Bonuses.
-----------------------------------------------

                  (a) Withholding. In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

                  (b) Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal, state or local taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 9.  General Provisions.
------------------------------

                  (a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

                  (b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

                  (c) No Rights of Stockholders. Except with respect to Restricted Stock and Other Stock Awards, neither a Participant nor the Participant's legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

                  (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

                  (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

                  (f) Governing Law. The internal law, and not the law of conflicts, of the State of Delaware shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

                  (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

                  (h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

                  (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto shall be canceled, terminated or otherwise eliminated.

                  (j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.  Effective Date of the Plan.
---------------------------------------

         The Plan shall be effective as of January 27, 2000.

Section 11.  Term of the Plan.
-----------------------------

         No Award shall be granted under the Plan after January 26, 2010 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond that date.

                            2000 STOCK INCENTIVE PLAN
                         OF E. W. BLANCH HOLDINGS, INC.
                                   MEMORANDUM
                                  JUNE 6, 2000

                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                  COVERING SECURITIES THAT HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933.

         Pursuant to the terms of the 2000 Stock Incentive Plan of E. W. Blanch Holdings, Inc. (the "Plan"), officers and key employees of E. W. Blanch Holdings, Inc. (the "Company") are eligible to receive a variety of different types of awards: (a) stock options that are not intended to, or do not, qualify as incentive stock options under the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (b) stock appreciation rights ("SARs"); (c) restricted stock and restricted stock units; (d) performance awards; (e) dividend equivalents; (f) other stock grants; and (g) other stock-based awards. A copy of the Plan is attached. Together, this memorandum and the Plan constitute a prospectus relating to the 1,000,000 shares of Company Common Stock issuable with respect to awards made under the Plan.

                               GENERAL INFORMATION

         The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974. The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The shares to be sold in connection with awards made under the Plan will be newly issued shares or shares held in the treasury of the Company.

Incorporation of Certain Documents by Reference:
------------------------------------------------

         The following documents which have been filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Prospectus as of their respective dates:

                  (a) The Company's Annual Report on Form 10-K, for the year ended December 31, 1999;

                  (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 1999 and September 30, 1999;

                  (c) The Company's Current Reports on Form 8-K filed March 22, 2000 and the Company's Current Report on Form 8-K filed April 28, 2000; and

                  (d) The description of the Company's Common Stock contained in Item 1 of the Registration Statement on Form 8-A dated March 5, 1993, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         The Company will provide to you, without charge, upon written or oral request, a copy of any and all of the following:

                  (a) The documents referred to above, excluding exhibits, which have been or may be incorporated by reference in this Prospectus;

                  (b) The Company's annual report to shareholders for the last fiscal year; and

                  (c) Any report, proxy statement or other communication distributed by the Company to its shareholders generally.

         Requests for such copies should be directed to: Daniel P. O'Keefe, Executive Vice President, General Counsel and Corporate Secretary, 500 North Akard, Suite 4500, Dallas, Texas 75201. Mr. O'Keefe can be reached by telephone at (214) 756-7000.

Resale of Shares
----------------

         The resale of shares of Company Common Stock acquired upon exercise or receipt of awards generally is not restricted by the terms of the Plan. Resales by "affiliates" (as such term is defined in Rule 144(a)(1) promulgated under the Securities Act of 1933, as amended) of the Company must observe the resale limitations of Rule 144 or offer their shares for resale through the use of a "reoffer prospectus" filed by the Company on their behalf pursuant to applicable rules and regulations of the Securities and Exchange Commission. The resale of shares acquired upon exercise or receipt of awards must comply with all applicable state securities laws.

         Officers and directors of the Company who are subject to the share ownership reporting and short-swing trading liability provisions under Section 16 of the Act should consult with legal counsel prior to selling any shares of Company Common Stock, including shares acquired upon the exercise of options or awards granted under the Plan.

                           FEDERAL INCOME TAX MATTERS

         Due to the complexity of the applicable provisions of the Code, this prospectus only sets forth the general tax principles affecting employee stock options which may be granted under the Plan. The general tax principles discussed below are subject to changes that may be brought about by subsequent legislation or by regulations and administrative rulings, which may be applied on a retroactive basis. Employees receiving options or awards may be subject to state or local income taxes and should refer to the applicable laws in those jurisdictions. Each employee receiving an option or award should consult his or her own tax counsel on questions regarding tax liability upon the exercise of an option or award or the subsequent disposition of shares received upon exercise. The Plan is not qualified under Section 401 of the Code.

Options
-------

         Options, including reload options, granted under the Plan are not intended to, or do not, qualify as incentive stock options under Section 422 of the Code. The Company believes that under currently applicable provisions of the
Code:

                  * The options do not have a "readily ascertainable fair market value" within the meaning of Section 83 of the Code and the Regulations issued thereunder. Accordingly, at the time an option is granted, the optionholder will not recognize any taxable income. Upon the exercise of the option (or, in the case of an officer who does not make the Section 83(b) election described below, on the date up to six months later when ordinary income is recognized), the optionholder will recognize ordinary income in the amount by which the fair market value of the Common Stock at such time exceeds the option price. If the optionholder pays the option exercise price by tendering other unrestricted shares of Common Stock of the Company then owned by the optionholder, the optionholder will recognize ordinary income in an amount equal to the fair market value of the number of shares received upon exercise of the option which exceed the number of shares tendered by the optionholder.

                  * The Company will be allowed an income tax deduction in the amount that, and for its taxable year in which, the optionholder recognizes ordinary income, to the extent such amount satisfies the general rules concerning deductibility of compensation. The Company may be required to report the amount of such income to the Internal Revenue Service, or to withhold or otherwise collect income tax upon such amount as required under Sections 83 and 3402 of the Code.

                  * If the optionholder purchases Common Stock for cash, the optionholder's original tax basis in the shares received will be equal to the sum of the option price for the shares plus the amount which the optionholder is required to recognize as income as a result of the exercise of the option. If the optionholder purchases shares by tendering other shares of the Common Stock of the Company then owned by the optionholder, the optionholder will not recognize gain or loss on the tendered shares, but the optionholder's original tax basis for an equal number of acquired shares will be the same as the optionholder's adjusted tax basis for the tendered shares. The remaining acquired shares will have an original tax basis equal to the sum of the amount paid in cash, if any, plus any amount which the optionholder is required to recognize as income as a result of the exercise of the option.

                  * When an optionholder sells shares acquired by the exercise of an option granted under the Plan, the difference between the amount received and the adjusted tax basis of the shares will be gain or loss. If, as usually is the case, the Common Stock is a capital asset in the hands of the optionholder, this gain will be capital gain. Capital gain would be taxed at long-term rates if the stock is held for more than 12 months and at short-term rates if held for not more than 12 months.

                  * An optionholder's holding period for shares acquired by exercising an option granted under the Plan for purposes of determining whether any capital gain or loss on their subsequent sale is long-term or short-term, shall begin at the time of the exercise of the option (or, in the case of an officer who does not make the Section 83(b) election described below, on the date up to six months later when ordinary income is recognized), except that the optionholder's holding period for acquired shares having the same basis as tendered shares shall include the period during which the tendered shares were held if, as usually is the case, the Common Stock is a capital asset in the hands of the holder.

                  * Special rules may apply to optionholders who are subject to Section 16(b) of the Act. The Code provides that upon exercise of a non-incentive stock option by a person subject to Section 16(b) of the Act, the Common Stock received may be treated as restricted property for purposes of Section 83 of the Code. Upon exercise of an option by an individual subject to Section 16(b), unless the optionholder makes a Section 83(b) election described below, the optionholder may recognize ordinary income up to six months after the date on which the shares are acquired in the amount by which the fair market value of the Common Stock at that later date exceeds the option price. Under Section 83(b) the optionholder may elect to recognize income as of the date the option is exercised in the amount by which the fair market value of the shares acquired on that date (determined without regard to Section 16(b) restrictions) exceeds the option price. This election must be made in the manner specified by Section 83(b) within 30 days after the date the option is exercised.

Stock Appreciation Rights
-------------------------

         The tax consequences of the grant of an SAR are also governed by
Section 83 of the Code. At the time an SAR is granted an optionholder will not recognize any taxable income. At the time of exercise of an SAR the optionholder will recognize ordinary income equal to the cash or the fair market value of the shares of Common Stock received at that time, unless the optionholder who receives Common Stock is a person subject to Section 16(b) of the Act. The optionholder will have a basis in any shares received equal to the fair market value thereof at the time the optionholder recognizes ordinary income as a result of exercising the SAR, and any additional gain recognized on a subsequent sale or exchange of the shares will not be compensation income but will qualify as a capital gain, if, as usually is the case, the shares are a capital asset in the hands of that holder. The holding period for shares acquired by exercising an SAR, for purposes of determining whether any capital gain or loss on their subsequent sale is long-term or short-term, depending upon whether the holding period is more or less than one year, shall begin at the time of the exercise of the SAR (or, in the case of an officer who does not make the Section 83(b) election described below, on the date up to six months later when ordinary income is recognized).

         Subject to the general rules concerning deductibility of compensation, the Company will be allowed an income tax deduction in the amount that, and for its taxable year in which, the optionholder recognizes ordinary income upon the exercise of an SAR, but only if the Company properly reports such income to the Internal Revenue Service or withholds income tax upon such amount as required under Sections 83 and 3402 of the Code.

         As described above, any optionholder who is subject to 16(b) of the Act who exercises an SAR and receives Common Stock may not recognize ordinary income at the time of exercise. An optionholder who is subject to Section 16(b) will, however, recognize ordinary income up to six months after the transfer of any shares of Common Stock upon the exercise of an SAR. The ordinary income recognized will be the fair market value of the shares of Common Stock at that later date. As described above, such an optionholder may make an election under
Section 83(b) of the Code to be taxed at the time the shares of Common Stock are received pursuant to the exercise of an SAR, on the basis of the fair market value of such shares as of that date rather than on the basis of the fair market value at a date up to six months later. This election must be made in the manner specified in Section 83(b) within 30 days after the date the option is exercised.

Restricted Stock and Restricted Stock Units
-------------------------------------------

         The tax consequences of the grant and vesting of restricted stock awards are also generally governed by Section 83 of the Code. Common Stock of the Company issued pursuant to a restricted stock award is intended to be non-vested property within the meaning of Section 83 and the regulations promulgated thereunder. The Company believes that Common Stock issued to its employees pursuant to a restricted stock award is subject to a substantial risk of forfeiture as required by the Code and the regulations for treatment as non-vested property.

         At the end of the restricted period, the grantee of a restricted stock award will be able to sell, exchange or otherwise dispose of the Common Stock issued to such grantee. If the grantee does not make a Section 83(b) election as described below, the grantee will recognize ordinary income equal to the fair market value of the Common Stock at the time the restrictions lapse. The grantee will have a basis in any Common Stock received equal to its fair market value at the time the grantee recognizes ordinary income as a result of the lapse of the restrictions. Any additional gain recognized on a subsequent sale or exchange of the Common Stock will not be compensation income but will qualify as a capital gain, if, as usually is the case, the Common Stock is a capital asset in the hands of the grantee. The holding period for shares acquired pursuant to a restricted stock award, for purposes of determining whether any capital gain or loss on their subsequent sale is long-term or short-term, depending upon whether the holding period is more or less than one year, shall begin when the grantee recognizes ordinary income.

         Subject to the general rules concerning deductibility of compensation, the Company will be allowed an income tax deduction in the amount that, and for its taxable year in which, the grantee recognizes ordinary income pursuant to a restricted stock award, but only if the Company properly reports such income to the Internal Revenue Service or withholds income tax upon such amount as required under Sections 83 and 3402 of the Code. Dividends received by the grantee before the end of the restricted period will be taxed as ordinary income to the grantee and will also be deductible by the Company subject to the foregoing general rules concerning compensation.

         Section 83(b) of the Code also provides that a grantee may elect, not later than 30 days after the date the restricted stock award is originally made to the grantee, to include as ordinary income the fair market value of the Common Stock at that time. The grantee will then have a basis in the Common Stock equal to this fair market value. Any future appreciation in the fair market value of the Common Stock will be a capital gain as described above. If the Common Stock is subsequently forfeited under the terms of the restricted stock award, the grantee will not be allowed an ordinary income tax deduction with respect to the forfeiture. The Company will be allowed an income tax deduction in the amount that, and for its taxable year in which, the grantee recognizes ordinary income, subject to the general rules concerning deductibility of compensation. The Company, however, may also be required to report the amount of ordinary income to the Internal Revenue Service, or to withhold income tax upon the amount of ordinary income recognized by a grantee who chooses to make a Section 83(b) election as required under Sections 83 and 3402 of the Code.

         If a Section 83(b) election is not made, appreciation in the value of the Common Stock during the period of time the Common Stock is subject to restrictions under the terms of the restricted stock award will be recognized as ordinary income when those restrictions lapse. If the election is made, appreciation in the value of the Common Stock during the period of time it is subject to restrictions will generally be recognized as capital gain only when the restrictions lapse and the Common Stock is sold or otherwise disposed of by the grantee. The grantee and his or her tax advisor, therefore, will need to determine, in light of recent tax rate changes and possible future tax legislation, whether a current tax liability plus potential for future capital gains (taxed at rates which are lower than the rate now applicable to ordinary income) and a risk of forfeiture without an ordinary income tax deduction are more advantageous than the deferral of tax and eventual recognition as ordinary income of appreciation in the value of the Common Stock during the period of time the Common Stock is subject to restrictions pursuant to the terms of the restricted stock award.

Performance Awards and Restricted Stock Units and Dividend Equivalents
----------------------------------------------------------------------

         The tax consequences of the grant and any payment with respect to a performance award, a restricted stock units or a dividend equivalent (each, a "Units Award") are also governed by Section 83 of the Code. At the time a Units Award is granted, the recipient will not recognize any taxable income. At the time a Units Award matures, the holder will recognize ordinary income equal to the cash or fair market value of the shares of Common Stock received at that time, unless the holder is a person subject to Section 16(b) of the Act. The Plan authorizes payment with respect to Dividend Equivalents not only in cash or shares of Common Stock but also in other securities, other awards under the Plan or other property. The federal income tax consequences to participants and the Company upon payment with respect to Dividend Equivalents in a form other than cash or shares of Common Stock will depend upon the particular form of securities, property or awards received upon payment, and may differ from the tax consequences described below.

         The holder will have a basis in any shares of Common Stock received equal to the fair market value of those shares at the time the holder recognizes ordinary income as a result of the maturity of a Units Award, and any additional gain recognized on a subsequent sale or exchange of the shares will not be compensation income but will qualify as a capital gain, if, as usually is the case, the Common Stock is a capital asset in the hands of the holder. The holding period for shares acquired upon maturity of a Units Award, for purposes of determining whether any capital gain or loss on their subsequent sale is long-term or short-term, depending upon whether the holding period is more or less than one year, shall begin upon the maturity thereof (or, in the case of a person subject to Section 16(b) who does not make the Section 83(b) election described below, on the date up to six months later when ordinary income is recognized).

         Subject to the general rules concerning deductibility of compensation, the Company will be allowed an income tax deduction in the amount that, and for its taxable year in which, the holder recognizes ordinary income upon the maturity of a Units Award, but only if the Company properly reports this income to the Internal Revenue Service or withholds income tax upon that amount as required under Sections 83 and 3402 of the Code.

         In the event that the settlement of a Units Award is not exempt from
Section 16(b) of the Act, any holder who is subject to Section 16(b) of the Act and who receives shares of Common Stock upon the maturity of a Units Award may not recognize ordinary income at the time of maturity. The holder would in this case, however, recognize ordinary income up to six months after the receipt of any shares of Common Stock upon the maturity of a Units Award. The ordinary income recognized will be the fair market value of the shares of Common Stock at that later date. A holder subject to the special rules may make an election under Section 83(b) of the Code to be taxed at the time the shares of Common Stock are received pursuant to the maturity of a Units Award, on the basis of the fair market value of the shares as of that date rather than on the basis of the fair market value at a date up to six months later. This election must be made in the manner specified by Section 83(b) within 30 days after the date the Units Award matures.

Other Stock Grants
------------------

         The Plan provides that the Committee, subject to the terms of the Plan and any applicable award agreement, may grant to Plan participants shares of Common Stock which are not subject to restrictions. A Plan participant who receives a grant of unrestricted shares will recognize ordinary income equal to the fair market value of these shares at the time of grant, unless Section 16(b) of the Act applies, as described below. The holder will have a basis in any shares received equal to the fair market value of the shares at the time the holder recognizes ordinary income, and any additional gain recognized on a subsequent sale or exchange of the shares will not be compensation income but will qualify as a capital gain, if, as is usually the case, the Common Stock is a capital asset in the hands of the holder.

         The holding period for these shares, for purposes of determining whether any capital gain or loss on their subsequent sale is long-term or short-term, begins on the date of grant, or, in the case of an individual subject to Section 16(b) of the Act who does not make the Section 83(b) election described below, on the date up to six months later when the individual recognizes ordinary income.

         Subject to the general rules concerning deductibility of compensation, the Company will be allowed an income tax deduction in the amount that, and for its taxable year in which, the grantee recognizes ordinary income upon the receipt of unrestricted shares, but only if the Company withholds income tax on this amount if and to the extent required under Section 3402 of the Code.

         An individual subject to Section 16(b) of the Act who receives a grant of unrestricted shares of Common Stock may not recognize ordinary income at the time of exercise. This type of individual will, however, recognize ordinary income up to six months after the transfer of this Common Stock. The ordinary income recognized will equal the fair market value of the shares of Common Stock at that later date. An individual subject to these rules may make an election under Section 83(b) of the Code to be taxed at the time the shares of Common Stock are received, on the basis of the fair market value of the shares as of that date rather than on the basis of the fair market value at a date up to six months later. This election must be made in the manner specified in Section 83(b) within 30 days after the date the option is exercised.

Other Stock-Based Awards
------------------------

         The Plan also authorizes other stock-based awards, the terms of which are not specified. The federal income tax consequences to both recipients and the Company upon the grant and exercise of such other stock-based awards will depend on the terms of these awards.

Income Tax Withholding and Tax Bonuses
--------------------------------------

         The Plan provides that the Committee, subject to its discretion and any terms and conditions that the Committee may adopt, may permit a recipient of an award under the Plan to satisfy the tax obligation resulting from receipt or exercise of, or lapse of restrictions relating to, an award under the Plan by:

         (1) electing to have the Company withhold a portion of the shares of Common Stock, otherwise deliverable upon receipt or exercise of an award or upon lapse of restrictions, having a fair market value equal to the amount of the tax obligation; or

         (2) delivering to the Company shares already owned by the award recipient having a fair market value equal to the amount of the tax obligation.

Shares of Common Stock which the Company withholds pursuant to this election will be treated as if first issued to the recipient upon exercise of the award or lapse of restrictions, resulting in gain as described above, and then resold to us, which may result in additional gain or loss.

         The Plan also provides that the Committee, subject to its discretion, may grant a cash bonus to a Plan participant to provide the participant with funds to pay all or a portion of his or her federal and state taxes due as a result of exercise or receipt of, or lapse of restrictions relating to, an award under the Plan. A participant will recognize ordinary income equal to the cash received as a tax bonus. Subject to the general rules concerning deductibility of compensation, the Company will be allowed an income tax deduction in the amount that, and for its taxable year in which, the participant recognizes ordinary income upon the receipt of a cash tax bonus, but only if the Company withholds income tax on the tax bonus as required under Section 3402 of the Code.

Change In Control
-----------------

         In certain circumstances involving a change in control of the Company, payments or other benefits or awards made under the Plan, including acceleration of the exercisability of an award or the lapse of restrictions relating to an award, may be compensatory payments which are contingent on a change in control. When such payments or other benefits or awards are made to specified individuals (such as the Company's executive officers) they may be deemed to be "parachute payments" within the meaning of Section 280G of the Code. Section 280G of the Code provides that if "parachute payments" to an individual equal or exceed three times such individual's "base amount" (average annual compensation over the five taxable years preceding the taxable year in which the change in control occurs), the excess of these "parachute payments" over the individual's "base amount" will (a) not be deductible by the Company and (b) be subject to an excise tax payable by the individual. Each optionholder should consult his or her own tax counsel regarding his or her tax liability upon a change of control.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

         The following documents, which have been filed by E. W. Blanch Holdings, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 2000;

         (c) The Company's Current Report on Form 8-K filed March 22, 2000 and the Company's Current Report on Form 8-K filed April 28, 2000;

         (d)      The description of the Company's Common Stock contained in
                  Item 1 of the Registration Statement on Form 8-A dated March 5, 1993, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Registration Statement on Form S-8 and prior to the termination of the offering described herein.

         All documents filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a par hereof from the respective dates of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.
         -------------------------

         The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

         Article Thirteenth of the Company's Restated Certificate of Incorporation provides that, to the extent permitted by the Delaware General Corporation Law, the Company shall indemnify any person made a party to any action, suit or proceeding by reason of the fact the he or she is or was a director, officer, employee or agent of the Company. Article Thirteenth further provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under the Delaware statutory provision making directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for any transaction from which the director derived an improper personal benefit.

         A provision regarding indemnification of officers and directors of the Company to the extent permitted by Section 145 of the Delaware General Corporation Law is contained in the Company's Bylaws.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

         No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  EXHIBITS.
         --------

4.1      Restated Certificate of Incorporation (incorporated by reference to
         Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

4.2 Bylaws (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1, Registration 33-59198)

5.1      Opinion and Consent of Dorsey & Whitney LLP

23.1     Consent of Ernst & Young LLP

23.2     Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

24.1     Power of Attorney

Item 9.  UNDERTAKINGS.
         ------------

A. The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs A(1)(i) and A(1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
                           Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 10th day of July, 2000.


                                       E. W. Blanch Holdings, Inc.



                                  By: /s/ Daniel P. O'Keefe
                                      ------------------------------------------
                                       Daniel P. O'Keefe

                                  Its: Executive Vice President, General Counsel
                                       and Corporate Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 10th day of July, 2000, by the following persons in the capacities indicated.

             Signature                                  Title
             ---------                                  -----

                 *                       Chairman of the Board, Chief Executive
--------------------------------------   Officer and Director
 Edgar W. Blanch, Jr.


                 *                       President, Chief Operating Officer and
--------------------------------------   Director
 Chris L. Walker


                 *                       Executive Vice President, Vice Chairman
--------------------------------------   and Director
 Kaj Ahlmann


                 *                       Senior Vice President, Chief Financial
--------------------------------------   Officer
 Susan Wollenberg


                 *                       Director
--------------------------------------
 Paul B. Ingrey


                 *                       Director
--------------------------------------
 Gerald A. Isom


                 *                       Director
--------------------------------------
 James N. Land, Jr.


                 *                       Director
--------------------------------------
 William B. Madden


                 *                       Director
--------------------------------------
 Steven G. Rothmeier


 *By: /s/ Daniel P. O'Keefe
      --------------------------------
       Daniel P. O'Keefe
       Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit                                                                     Page
                                                                            ----

4.1      Restated Certificate of Incorporation                  Previously Filed

4.2      Bylaws                                                 Previously Filed

5.1      Opinion and Consent of Dorsey & Whitney LLP

23.1     Consent of Ernst & Young LLP

23.2     Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

24.1     Power of Attorney